United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 2, 2009
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)
701 Gateway Blvd., South San Francisco, CA 94080
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 547-5900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Ex-10.1 Amended and Restated Purchase Option Agreement
Ex-10.2 Amended and Restated Registration Rights Agreement
Ex-10.3 Termination Agreement
Ex-99.1 Press Release dated July 6, 2009

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On July 2, 2009, OXiGENE, Inc. (“OXiGENE” or the “Company”), Symphony ViDA Holdings LLC (“Holdings”) and Symphony ViDA, Inc. (“ViDA”) entered into a series of related agreements pursuant to which such parties agreed to amend the terms of the Purchase Option (defined below), as set forth in an amended and restated purchase option agreement (the “Amended Purchase Option Agreement”). In connection with such amendment, OXiGENE and Holdings also entered into an amended and restated registration rights agreement (the “Amended Registration Rights Agreement” and together with the Amended Purchase Option Agreement, the “Transaction Documents”).
Under the Amended Purchase Option Agreement, upon the closing of the Purchase Option, OXiGENE will acquire all of the equity of ViDA in exchange for six million newly-issued shares of OXiGENE common stock, subject to adjustment as described below. Based upon a price of $2.08 per share, the closing market price of OXiGENE common stock on July 2, 2009, the stock has a value of approximately $12.5 million. Under the Transaction Documents, the Company will re-acquire all of the rights to the ZYBRESTAT for ophthalmology and OXi4503 programs that had been licensed to ViDA. In addition, the approximately $12.5 million in cash currently held by ViDA will become available for use for OXiGENE’s general corporate purposes.
In the event that OXiGENE issues additional securities prior to January 2, 2010 at a price lower than $2.08 per share, Symphony Capital LLC (“Symphony”) will have the right to receive additional securities in an amount reflecting the difference in value of the securities at the time of such subsequent issuance and $2.08 per share. The two members of the Company’s Board of Directors appointed by Symphony, Mr. Mark Kessel and Dr. Alastair Wood, will remain on the Board, and the Company expects to maintain its advisory relationships with Symphony and RRD International LLC. The Additional Funding Agreement, dated October 1, 2008, has been terminated in connection with the execution of the Transaction Documents pursuant to the Termination Agreement dated July 2, 2009. The closing of the transaction is expected to occur within thirty days.
Concurrently with the execution of the Transaction Documents, OXiGENE notified Holdings and ViDA of its exercise of the Purchase Option, pursuant to the Amended Purchase Option Agreement.
On October 1, 2008, OXiGENE entered into a series of related agreements with Symphony, ViDA, Holdings and related entities, pursuant to which Holdings formed and capitalized ViDA in order (a) to hold certain intellectual property related to two of OXiGENE’s product candidates, ZYBRESTAT for use in ophthalmologic indications and OXi4503 (the “Programs”), which were exclusively licensed to ViDA under a technology license agreement and (b) to fund commitments in the amount of up to $40 million. The funding supported pre-clinical and clinical development by OXiGENE, on behalf of ViDA, of the Programs. In connection with such transaction, OXiGENE, Holdings and ViDA entered into a purchase option agreement that provided for the exclusive right, but not the obligation, of OXiGENE to repurchase both Programs at specified points in the future (the “Purchase Option”). OXiGENE issued to Holdings an aggregate of 17,117,118 shares of OXiGENE common stock, including 3,603,604 shares of common stock as consideration for the Purchase Option, pursuant to these agreements.
On July 6, 2009, OXiGENE issued a press release describing the transactions described herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
The securities to be issued to Holdings pursuant to the Amended Purchase Option Agreement will be issued in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. In agreeing to issue the securities to Holdings, the Company relied upon the representations and warranties of Holdings, including its agreement with respect to restrictions on resale, in support of the satisfaction of the conditions of Section 4(2).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:

Exhibit Number	Description

10.1	Amended and Restated Purchase Option Agreement, dated July 2, 2009, by and among OXiGENE, Inc., Symphony ViDA Holdings LLC and Symphony ViDA, Inc.

10.2	Amended and Restated Registration Rights Agreement, dated July 2, 2009, between OXiGENE, Inc. and Symphony ViDA Holdings LLC.

10.3	Termination Agreement, dated July 2, 2009, by and among OXiGENE, Inc., Symphony ViDA Holdings LLC, Symphony ViDA Investors LLC and Symphony ViDA, Inc.

99.1	Press Release dated July 6, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2009	OXiGENE, Inc.
	By:	/s/ John A. Kollins
John A. Kollins
Chief Executive Officer

EXHIBITS

Exhibit Number	Description

10.1	Amended and Restated Purchase Option Agreement, dated July 2, 2009, by and among OXiGENE, Inc., Symphony ViDA Holdings LLC and Symphony ViDA, Inc.

10.2	Amended and Restated Registration Rights Agreement, dated July 2, 2009, between OXiGENE, Inc. and Symphony ViDA Holdings LLC.

10.3	Termination Agreement, dated July 2, 2009, by and among OXiGENE, Inc., Symphony ViDA Holdings LLC, Symphony ViDA Investors LLC and Symphony ViDA, Inc.

99.1	Press Release dated July 6, 2009.